UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2010

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed by Hardinge Inc. on November 4, 2009, Kellenberger & Co. AG (“Kellenberger”), an indirect wholly-owned subsidiary of Hardinge Inc. incorporated under the laws of Switzerland, entered into a credit agreement with UBS AG dated October 30, 2009 (the “Master Credit Agreement”).  On August 10, 2010, Kellenberger and UBS AG entered into an amendment of the Master Credit Agreement (the “Amendment”).

The Amendment increases the total facility from CHF 7.0 million to CHF 9.0 million, the entire amount of which is available for guarantees, documentary credit, and margin cover for foreign exchange trades.  The Amendment also increases the portion of the facility that can be used for working capital from CHF 3.0 million to CHF 5.0 million. The Amendment increases UBS AG’s security in Kellenberger’s real estate in Biel Switzerland from CHF 3.0 million to CHF 5.0 million.

Pursuant to the Amendment, indebtedness outstanding under the credit facility must be reduced to a maximum amount of CHF 7.0 million at August 31, 2013.

Except as modified by the Amendment, the terms of the Master Credit Agreement remain in full force and effect.  The Amendment provides that on September 1, 2013, the Amendment terminates and the Master Credit Agreement will revert to its original terms.

The forgoing description of terms of the Amendment is qualified in its entirety by reference to the Supplement which is included as an Exhibit to this Form 8-K.

Item 9.01                                            Financial Statements and Exhibits

10.1                        Supplement 1 dated August 10, 2010 to the Master Credit Agreement dated October 30, 2009 between Kellenberger & Co. AG and UBS AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: August 12, 2010	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 12, 2010	By:	/S/ DOUGLAS J. MALONE
Douglas J. Malone
Corporate Controller and Chief Accounting Officer
(Principal Accounting Officer)